Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results to Include Record Revenue and EBITDA, the Acquisition of Diagnostic Imaging Associates of Delaware and a Refinancing Transaction

•	RadNet reports record Revenue and EBITDA performance

•	Total Net Revenue increased 5.2% to $230.0 million in the second quarter of 2017 from $218.6 million in the second quarter of 2016

•	Adjusted EBITDA(1) increased 5.5% to $37.0 million in the second quarter of 2017 from $35.1 million in the second quarter of 2016

•	Earnings Per Share was $0.11 per share in the second quarter of 2017, an increase from $0.08 from the second quarter of 2016

•	Aggregate procedural volumes increased 1.9% (adjusting for the sale of Rhode Island) and same center volumes increased 2.4% as compared with the second quarter of 2016

•	RadNet completed the acquisition of its largest free standing outpatient competitor in Delaware, Diagnostic Imaging Associates

•	RadNet is launching a refinancing transaction to simplify the capital structure, decrease its cost of debt and lengthen maturities

•	RadNet reaffirms previously announced 2017 guidance levels

LOS ANGELES, California, August 8, 2017 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 295 owned and/or operated outpatient imaging centers, today reported financial results for its second quarter of 2017.

Dr. Howard Berger, Chairman and Chief Executive Officer of RadNet, commented, “I am pleased with our operational results this quarter and the improvements we are making to our business. We continue to demonstrate steady and consistent revenue growth, positive same store procedural gains and higher EBITDA and Earnings as compared prior year periods.”

Dr. Berger continued, “Our improved financial performance combined with reducing our net debt by over $12 million during the quarter is contributing to the continued deleveraging of our balance sheet. In the last year and a half, we have reduced leverage by almost three quarters of a turn of EBITDA. This focus is provides us more financial and operating flexibility and reduces financial risk.”

Dr. Berger concluded, “During the quarter, we accomplished a number of important operating milestones. First, we commenced operations with Cedars Sinai of two joint ventures in the Los Angeles area. We are proud of our affiliation with one of the most well-known and high-quality health systems in California. Second, we exited the Rhode Island marketplace with the sale of our five imaging centers. We concluded that we were highly unlikely to ever build the scale or breadth of operations we would strategically desire in that market and that we were more advantaged by redeploying that capital in the Delaware marketplace (where we are now the clear outpatient imaging leader). Third, we began operations of Breastlink New York, opening an integrated breast disease management facility in the Columbus Circle area of Manhattan, where we are now offering breast surgery in addition to our traditional women’s imaging. These are just a few of the opportunities we are pursuing to expand our business, and I look forward to discussing more business development initiatives as the year progresses.”

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Second Quarter Financial Results

For the second quarter of 2017, RadNet reported Revenue of $230.0 million. Adjusted EBITDA(1) for the second quarter was $37.0 million. Revenue increased $11.4 million (or 5.2%) and Adjusted EBITDA(1) increased $1.9 million (or 5.5%) from the second quarter of last year.

For the second quarter, RadNet reported Net Income of $5.3 million, an increase of $1.7 million over the second quarter of 2016. Per share diluted Net Income for the second quarter was $0.11, compared to per share diluted Net Income in the second quarter of 2016 of $0.08 (based upon a weighted average number of diluted shares outstanding of 47.2 million and 46.9 million for these periods in 2017 and 2016, respectively).

Affecting Net Income in the second quarter of 2017 were certain non-cash expenses and non-recurring items including: $1.0 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $177,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $453,000 loss on the sale of certain capital equipment; $2.3 million gain on the sale of five imaging centers in Rhode Island and two oncology operations in California; $1.2 million of expenses of divested and closed operations in Rhode Island and California; $723,000 of legal expenses that are the subject of a judgement for which we receive reimbursement; and $822,000 of non-cash amortization of deferred financing costs and loan discount on debt issuances.

For the second quarter of 2017, as compared with the prior year’s second quarter (and excluding Rhode Island from each period), MRI volume increased 4.3%, CT volume increased 5.9% and PET/CT volume increased 7.2%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 1.9% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2017 and 2016, MRI volume increased 3.5%, CT volume increased 5.9% and PET/CT volume increased 6.5%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.4% over the prior year’s same quarter.

Six Month Financial Results

For the six months ended June 30, 2017, RadNet reported Revenue of $459.0 million. Adjusted EBITDA(1) for the six month period in 2017 was $65.7 million. Revenue increased $24.1 million (or 5.5%) and Adjusted EBITDA(1) increased $3.5 million (or 5.6%) from the same six month period last year.

For the six month period in 2017, RadNet reported Net Income of $4.1 million. Net Income increased $1.9 million over the six month period of 2016. Per share Net Income for the six month period in 2017 was $0.09, compared to per share Net Income in the prior year’s same period of $0.05 (based upon a weighted average number of diluted shares outstanding of 47.1 million and 47.0 million for these periods in 2017 and 2016, respectively).

Affecting Net Income in the six month period of 2017 were certain non-cash expenses and non-recurring items including: $4.3 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $380,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $408,000 loss on the sale of certain capital equipment; $2.3 million gain on the sale of five imaging centers in Rhode Island and two oncology operations in California; $1.2 million of expenses of divested and closed operations in Rhode Island and California; $723,000 of legal expenses that are the subject of a judgement for which we receive reimbursement; and $1.6 million of non-cash amortization of deferred financing costs and discount on debt issuances.

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Acquisition of Diagnostic Imaging Associates of Delaware

RadNet today reported it acquired Diagnostic Imaging Associates (“DIA”), RadNet’s principal non-hospital outpatient competitor in Delaware. The acquisition should provide RadNet with approximately $14 million of additional revenue on an annual basis and transforms RadNet into the clear non-hospital based outpatient imaging leader in Delaware.

Founded in 1984, DIA owns and operates seven imaging centers in Northern Delaware and performs approximately 85,000 imaging procedures per year, including MRI, CT, Ultrasound, Mammography and x-Ray. DIA’s centers are multimodality and are accredited by the American College of Radiology (“ACR”).

Dr. Howard Berger, Chairman and Chief Executive Officer of RadNet, noted, “We are delighted to complete this significant transaction. DIA has been a respected competitor of ours since we entered the Delaware marketplace in 2008. DIA operates high quality facilities and enjoys a well-respected professional reputation. Through the combination of RadNet’s existing eight facilities with DIA’s, we become the clear leader of non-hospital outpatient imaging operators in Delaware. We expect there will be unique cost savings and revenue efficiencies we will be able to achieve through this consolidation, and we welcome the employees and radiologists of DIA into the RadNet family.”

“It is our stated goal to be the number one provider in every market in which we operate. With this transaction, we achieve this objective. We are transforming into the principal low-cost alternative to hospital based operations in Delaware. Hospital outpatient imaging rates in Delaware are typically two to four times higher than our rates. Access to our conveniently located 15 locations will provide Delaware residents and employers the option to choose to obtain high quality outpatient diagnostic imaging at a fraction of the cost they would otherwise experience at hospital-owned and operated facilities. We expect that this combination will significantly benefit patients, referring physicians and health plans alike in the Delaware marketplace,” added Dr. Berger.

Refinancing Transaction

RadNet today reports that it will be soliciting a refinancing transaction. RadNet’s intention is to amend its Amended and Restated First Lien Credit and Guaranty Agreement dated July 1, 2016 (the “First Lien Agreement”) and to raise $170 million of incremental first lien term debt under the First Lien Agreement. The proceeds of the offering will be to repay in its entirety the $168 million of principal amount that RadNet has outstanding under its Second Lien Credit and Guaranty Agreement dated March 25, 2014. If successful, after such a transaction, RadNet expects to continue to have available to it $117.5 million of revolving credit facility capacity under the First Lien Agreement, which was undrawn upon as of June 30th, 2017. In addition, RadNet would have approximately $637 million par value term loans outstanding under its amended First Lien Agreement.

The potential refinancing transaction would be subject to negotiations with lenders and market and other conditions. As such, there can be no assurance that RadNet will complete a refinancing transaction, at all, or on terms that are favorable to RadNet or its investors. RadNet may engage from time to time in discussions with creditors of RadNet, as well as their respective advisors, as RadNet pursues such potential refinancing transaction.

Mark Stolper, Executive Vice President and Chief Financial Officer of RadNet, commented “We have successfully deleveraged the company from approximately 5.25x Net Debt to EBITDA as of the end of 2015 to approximately 4.6x currently. We are striving to continue our deleveraging both through the repayment of debt and through the growth of our business. This focus on reducing our leverage has positioned us to pursue this intended transaction. The result, if we are successful, will be that we will simplify our capital structure, address the maturity of our second lien term loan (due in 2021), create additional flexibility to grow our business and reduce our interest expense. If successful, we expect to consummate a transaction in August.”

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2017 Guidance Update

RadNet reaffirms its previously announced 2017 guidance ranges as follows:

Total Net Revenue	$895 million - $925 million
Adjusted EBITDA(1)	$135 million - $145 million
Capital Expenditures (a)	$55 million - $60 million
Cash Interest Expense	$35 million - $40 million
Free Cash Flow Generation (b)	$40 million - $50 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.
(b)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

Dr. Berger added, “We are on track to meet our guidance ranges for the year. All ranges remain unchanged from what we announced earlier in the year.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2017 results on Tuesday, August 8th, 2017 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Tuesday, August 8, 2017

Time: 10:30 a.m. Eastern Time

Dial In-Number: 877-719-9789

International Dial-In Number: 719-325-2204

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=125762 or http://www.radnet.com under the “About RadNet” menu section and “News and Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 9831180.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

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About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 295 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,300 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2017 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30,	December 31,
	2017	2016
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,707	$20,638
Accounts receivable, net	170,155	164,210
Due from affiliates	3,087	2,428
Prepaid expenses and other current assets	21,702	28,435
Assets held for sale	–	2,203
Total current assets	207,651	217,914

PROPERTY AND EQUIPMENT, NET	253,179	247,725

OTHER ASSETS
Goodwill	244,464	239,553
Other intangible assets	41,506	42,682
Deferred financing costs	1,806	2,004
Investment in joint ventures	48,500	43,509
Deferred tax assets, net of current portion	48,416	50,356
Deposits and other	6,298	5,733
Total assets	$851,820	$849,476

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$107,452	$111,166
Due to affiliates	12,079	13,141
Deferred revenue	1,961	1,516
Current portion of deferred rent	2,991	2,961
Current portion of notes payable	21,933	22,031
Current portion of obligations under capital leases	5,384	4,526
Total current liabilities	151,800	155,341

LONG-TERM LIABILITIES
Deferred rent, net of current portion	26,429	24,799
Notes payable, net of current portion	598,020	609,445
Obligations under capital lease, net of current portion	3,632	2,730
Other non-current liabilities	8,290	5,108
Total liabilities	788,171	797,423

EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized;47,266,352, and 46,574,904 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	4	4
Additional paid-in-capital	204,417	198,387
Accumulated other comprehensive (loss) gain	(1,394)	306
Accumulated deficit	(146,111)	(150,211)
Total RadNet, Inc.'s stockholders' equity	56,916	48,486
Noncontrolling interests	6,733	3,567
Total equity	63,649	52,053
Total liabilities and equity	$851,820	$849,476

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
NET REVENUE
Service fee revenue, net of contractual allowances and discounts	$214,056	$203,759	$426,806	$404,601
Provision for bad debts	(11,854)	(12,326)	(23,500)	(22,630)
Net service fee revenue	202,202	191,433	403,306	381,971
Revenue under capitation arrangements	27,812	27,132	55,721	52,982
Total net revenue	230,014	218,565	459,027	434,953
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	198,611	194,062	404,065	390,888
Depreciation and amortization	16,612	15,811	33,266	32,223
Loss on sale and disposal of equipment	453	441	408	441
Severance costs	177	173	380	340
Total operating expenses	215,853	210,487	438,119	423,892
INCOME FROM OPERATIONS	14,161	8,078	20,908	11,061

OTHER INCOME AND EXPENSES
Interest expense	10,303	10,745	20,543	21,426
Meaningful use incentive	–	–	(250)	(2,808)
Equity in earnings of joint ventures	(2,994)	(3,274)	(4,922)	(5,553)
Gain on sale of imaging centers	(2,301)	–	(2,301)	–
Gain from return of common stock	–	(5,032)	–	(5,032)
Other expenses	7	4	10	6
Total other expenses	5,015	2,443	13,080	8,039
INCOME BEFORE INCOME TAXES	9,146	5,635	7,828	3,022
Provision for income taxes	(3,523)	(2,256)	(3,065)	(750)
NET INCOME	5,623	3,379	4,763	2,272
Net income (loss) attributable to noncontrolling interests	313	(243)	663	47

NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$5,310	$3,622	$4,100	$2,225

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.11	$0.08	$0.09	$0.05

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.11	$0.08	$0.09	$0.05

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	46,756,276	46,558,944	46,662,420	46,576,631
Diluted	47,195,898	46,882,383	47,068,563	46,960,226

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CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,763	$2,272
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,266	32,223
Provision for bad debts	23,500	22,630
Gain from return of common stock	–	(5,032)
Equity in earnings of joint ventures	(4,922)	(5,553)
Distributions from joint ventures	3,993	2,098
Amortization deferred financing costs and loan discount	1,636	2,738
Loss on sale and disposal of equipment	408	441
Gain on sale of imaging centers	(2,301)	–
Stock-based compensation	4,314	3,761
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(29,445)	(24,873)
Other current assets	4,553	8,454
Other assets	(835)	220
Deferred taxes	1,940	10
Deferred rent	1,830	1,052
Deferred revenue	445	–
Accounts payable, accrued expenses and other	7,014	10,983
Net cash provided by operating activities	50,159	51,424

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(9,904)	(6,603)
Investment at cost	(500)	–
Purchase of property and equipment	(42,647)	(40,267)
Proceeds from sale of equipment	63	63
Proceeds from sale of imaging facilities	5,627	–
Cash distribution from new JV partner	1,473	994
Equity contributions in existing and purchase of interest in joint ventures	(80)	(734)
Net cash used in investing activities	(45,968)	(46,547)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(3,769)	(6,310)
Payments on Term Loan Debt	(12,125)	(12,357)
Deferred financing costs and debt discount	(570)	–
Distributions paid to noncontrolling interests	(655)	(157)
Proceeds from sale of noncontrolling interest, net of taxes	4,850	–
Contributions from noncontrolling partners	125	–
Proceeds from revolving credit facility	139,400	235,500
Payments on revolving credit facility	(139,400)	(221,700)
Proceeds from issuance of common stock upon exercise of options	–	150
Net cash used in financing activities	(12,144)	(4,874)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	22	(16)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,931)	(13)
CASH AND CASH EQUIVALENTS, beginning of period	20,638	446
CASH AND CASH EQUIVALENTS, end of period	$12,707	$433
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$19,023	$18,545

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.
COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	June 30,
	2017	2016
Net Income Attributable to RadNet, Inc. Common Shareholders	$5,310	$3,622
Plus Interest Expense	10,303	10,745
Plus Provision for Income Taxes	3,523	2,256
Plus Depreciation and Amortization	16,612	15,811
Plus Other Expenses (Income)	7	4
Less Gain on Acquisition-Related Return of Common Stock	–	(5,032)
Plus Acquisition-Related Working Capital Adjustment	–	6,072
Plus Severance Costs	177	173
Less Gain on Sale of Imaging Centers	(2,301)	–
Plus Loss on Sale of Equipment	453	441
Plus Expenses of Divested/Closed Operations	1,200	–
Plus Reimbursable Legal Expenses	723
Plus Non Cash Employee Stock Compensation	1,038	1,028
Adjusted EBITDA(1)	$37,045	$35,120

	Six Months Ended
	June 30,
	2017	2016
Net Loss Attributable to RadNet, Inc. Common Shareholders	$4,100	$2,225
Plus Interest Expense	20,543	21,426
Plus Provision for (Benefit From) Income Taxes	3,065	750
Plus Depreciation and Amortization	33,266	32,223
Plus Other Expenses (Income)	10	6
Less Gain on Acquisition-Related Return of Common Stock	–	(5,032)
Plus Acquisition-Related Working Capital Adjustment	–	6,072
Plus Severance Costs	380	340
Less Gain on Sale of Imaging Centers	(2,301)	–
Plus Loss on Sale of Equipment	408	441
Plus Expenses of Divested/Closed Operations	1,200	–
Plus Reimbursable Legal Expenses	723
Plus Non Cash Employee Stock Compensation	4,314	3,761
Adjusted EBITDA(1)	$65,708	$62,212

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PAYOR CLASS BREAKDOWN**

Second Quarter
2017

Commercial Insurance	59.0%
Medicare	19.7%
Capitation	11.5%
Workers Compensation/Personal Injury	3.7%
Medicaid	2.7%
Other	3.5%
Total	100.0%

**Capitation percentage has been calculated based upon its proportion of Revenue Under Capitation Arrangements in the period to Service Fee Revenue, Net of Contractual Allowances and Discounts plus Revenue Under Capitation Arrangements. After deducting the capitation percentage from 100%, all other payor class percentages are based upon a proportion to global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY *

	Second Quarter	Full Year	Full Year	Full Year
	2017	2016	2015	2014

MRI	35.0%	34.7%	35.3%	36.1%
CT	16.3%	15.8%	15.7%	15.3%
PET/CT	5.1%	5.0%	5.1%	5.7%
X-ray	9.1%	9.3%	9.6%	10.2%
Ultrasound	12.0%	12.3%	11.5%	11.1%
Mammography	16.1%	16.5%	16.4%	16.5%
Nuclear Medicine	1.2%	1.2%	1.3%	1.4%
Other	5.3%	5.2%	5.1%	3.7%
	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that year's dates of service.

Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

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Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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